Exhibit 99.2
VOTING AGREEMENT
     This Voting Agreement (the “Agreement”) is made and entered into as of August 17, 2010, by and among Pharaoh Acquisition Corp., a Delaware corporation (“Parent”), and the undersigned stockholder (“Holder”) of Phoenix Technologies Ltd., a Delaware corporation (the “Company”).
RECITALS
     Pursuant to an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Parent, Pharaoh Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, Merger Sub is merging with and into the Company (the “Merger”) and the Company, as the surviving corporation of the Merger, will thereby become a wholly-owned subsidiary of Parent. Concurrently with the execution and delivery of the Merger Agreement and as a condition and inducement to Parent and Merger Sub to enter into the Merger Agreement, Parent has required that Holder enter into this Agreement. In order to induce Parent to enter into the Merger Agreement, Holder is willing to make certain representations, warranties, covenants and agreements with respect to the shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) beneficially owned by Holder (within the meaning of Rule 13d-3 of the Exchange Act) and set forth beneath Holder’s signature on the last page of this Agreement (the “Shares”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
          1. Agreement to Retain Shares.
               a. Transfer. During the period beginning on the date hereof and ending on the Expiration Date (as defined in Section 4 below), (1) except as contemplated by the Merger Agreement, and except as provided in Section 1(b) below, Holder agrees not to, directly or indirectly, sell, transfer, exchange or otherwise encumber or dispose of (including by merger, consolidation or otherwise by operation of law) (“Transfer”) the Shares and further acknowledges and agrees that any attempted Transfer of Shares or any interest therein in violation of this Section 1(a) shall be null and void, and (2) Holder agrees that Holder will not, and will not permit any entity under Holder’s control to, directly or indirectly, grant any proxies or powers of attorney, deposit any of such Holder’s Shares into a voting trust or enter into a voting agreement with respect to any of such Holder’s Shares, or enter into any agreement or arrangement providing for any of the actions described in this clause (2).
               b. Permitted Transfers. Section 1(a) shall not prohibit a transfer of Shares by Holder to (i) any family member or trust for the benefit of any family member of (ii) any affiliate, stockholder, member or partner of any Holder which is an entity, so long as the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent, reasonably satisfactory in form and substance to Parent, memorializing such agreement.
               c. New Shares. Holder agrees that any shares of Company Common Stock that Holder purchases or with respect to which Holder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the Expiration Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares and for all purposes shall be included in the definition of Shares.
               d. Covenant of the Holder. Holder agrees with, and covenants that, (i) this Agreement and the obligations hereunder shall attach to Shares and, notwithstanding any violation of the transfer restrictions contained in this Agreement, shall be binding upon any person or entity to which legal or beneficial ownership shall pass, whether by operation of law or otherwise; and (ii) such Holder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of the Shares, unless such transfer is made in compliance with this Agreement.
          2. Agreement to Vote Shares.
               a. Holder agrees during the term of this Agreement to vote the Shares, and to cause any holder of record of Shares to vote or execute a written consent or consents if stockholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company: (i) in favor of the Merger and the Merger Agreement, at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; (ii) against (1) any Acquisition Proposal, (2) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of Holder under this Agreement and (3) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of Parent’s, the Company’s or Merger Sub’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s certificate of incorporation or bylaws) (collectively, the “Covered Proposals”). This Agreement is intended to bind Holder as a stockholder of the Company only with respect to the Covered Proposals. Except as expressly set forth in this Section 2(a), Holder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the stockholders of the Company. Until the Expiration Date, Holder covenants and agrees not to enter into any agreement or understanding with any person with respect to voting of its Shares on any Covered Proposal which conflicts with the terms of this Agreement.
               b. Holder further agrees that, until the Expiration Date, Holder will not, and will not permit any entity under Holder’s control to, (A) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in opposition to any Covered Proposal, (B) initiate a stockholders’ vote with respect to an Acquisition Proposal or (C) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Acquisition Proposal.
               c. Subject to the provisions set forth in Section 5 hereof, and as security for Holder’s obligations under Section 2(a), until the Expiration Date, Holder hereby irrevocably constitutes and appoints Parent and its or his designees as Holder’s attorney and proxy in accordance with the General Corporation Law of the State of Delaware, with full power of substitution and resubstitution, to cause the Shares to be counted as present at the Stockholder Meeting, to vote his Shares at the Stockholder Meeting, however called, and to execute consents in respect of his Shares with respect to the Covered Proposals. SUBJECT TO THE PROVISIONS SET FORTH IN SECTION 5 HEREOF, THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. The power of attorney granted by holder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Holder. Upon the execution of this Agreement, Holder hereby revokes any and all prior proxies or powers of attorney given by Holder with respect to voting of the Shares on the Covered Proposals and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of the Shares on any Covered Proposal until after the Expiration Date. Holder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Holder’s execution and delivery of this Agreement and Holder’s granting of the proxy contained in this Section 2(c). Holder hereby affirms that the proxy granted in this Section 2(c) is given in connection with the execution of the Merger Agreement, and that such proxy is given to secure the performance of the duties of Holder under this Agreement. If for any reason the proxy granted herein is found by a court of competent jurisdiction to not be valid, then Holder agrees to vote the Shares in accordance with Section 2(a). For Shares as to which Holder is the beneficial but not the record owner, Holder shall take all necessary actions to cause any record owner of such Shares to irrevocably constitute and appoint Parent and its designees as such record owner’s attorney and proxy an irrevocable proxy to the same effect as that contained herein
          3. Representations, Warranties and Covenants.
               (I) Of Holder. Holder hereby represents, warrants and covenants to Parent that:
               a. Holder (i) is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of the Shares, free and clear of all Liens (other than those created by this Agreement) and (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Holder is a party relating to the pledge, disposition or voting of any of the Shares and there are no voting trusts or voting agreements with respect to the Shares.
               b. Holder does not beneficially own any shares of capital stock of the Company other than (i) the Shares and (ii) any options, warrants or other rights to acquire any additional shares of Company Common Stock or any security exercisable for or convertible into shares of Company Common Stock, set forth on the signature page of this Agreement (collectively, “Options”).
               c. Holder has the legal capacity, power and authority to enter into and perform all of Holder’s obligations under this Agreement (including under the proxy granted in Section 2(c) above). This Agreement (including the proxy granted in Section 2(c) above) has been duly and validly executed and delivered by Holder and constitutes a valid and binding agreement of Holder, enforceable against Holder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.
               d. None of the execution and delivery of this Agreement by Holder, the consummation by Holder of the transactions contemplated hereby or compliance by Holder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Applicable Law applicable to Holder or to Holder’s property or assets.
               e. Other than an amendment to Holder’s Schedule 13D on file with the U.S. Securities and Exchange Commission, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Holder is required in connection with the valid execution and delivery of this Agreement.
               (II) Of Parent. Parent hereby represents, warrants and covenants to Holder that:
               a. Parent has the legal capacity, power and authority to enter into and perform all of Parent’s obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.
               b. None of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Applicable Law applicable to Parent or to Parent’s property or assets.
               c. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Parent is required in connection with the valid execution and delivery of this Agreement.
          4. Termination. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) the date on which the Merger Agreement is terminated in accordance with its terms, (iii) the mutual written consent of the parties hereto, (iv) any material amendment to the Merger Agreement, including any decrease in, or change in form of, the merger consideration and (v) the End Date (as defined in the Merger Agreement as in effect on the date hereof) (the earliest of such dates, the “Expiration Date”).
          5. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (i) Holder makes no agreement or understanding herein in any capacity other than in Holder’s capacity as a beneficial owner of the Shares, (ii) nothing in this Agreement shall be construed to limit or affect the Holder’s rights and obligations as a director, officer, or other fiduciary of the Company, and (iii) Holder shall have no liability to Parent, Merger Sub or any of their Affiliates under this Agreement as a result of any action or inaction by Holder acting in his capacity as a director, officer, or other fiduciary of the Company.
          6. Waiver of Appraisal and Dissenters’ Rights. Holder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger that Holder may have by virtue of ownership of the Shares.
          7. Miscellaneous.
               a. Amendments and Waivers. Any term of this Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 7(a) shall be binding upon the parties and their respective successors and assigns.
               b. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law thereof. Each of the parties hereto (i) consents to submit to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to this Agreement in any court other than a federal or state court sitting in the State of Delaware.
               c. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(c).

               d. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
               e. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
               f. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 72 hours after being deposited in the regular mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice.
               g. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
               h. Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach of any covenants or agreements contained in this Agreement will cause Parent and Merger Sub to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity and Holder will not oppose the seeking of such relief on the basis that Parent has an adequate remedy at law. Holder hereby agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Parent seeking or obtaining such equitable relief.
[Signature Page Follows]

     The parties have caused this Agreement to be duly executed on the date first above written.

Parent:	Pharaoh Acquisition Corp.

	By:	/s/ Nick Kaiser
Name: Nick Kaiser
Title: President

	Address:	2121 Rosecrans Avenue
Suite 4325
El Segundo, CA 90245

	Attention:	Nick Kaiser

	Telephone:	(310) 364-0100
	Facsimile:	(310) 364-0110
[Signature page to voting agreement.]

Holder:	Ramius LLC

	By:	/s/ Owen Littman
Name: Owen Littman
Title: Authorized Signatory

	Address:	599 Lexington Avenue
20th Floor
New York, NY 10022

	Attention:	Jeffrey C. Smith/Owen Littman

	Telephone:	212-845-7955 / 212-201-4841
	Facsimile:	212-845-7986 / 212-845-7995

Number of Shares of Company Common Stock Beneficially Owned as of the Date of this Agreement:	5,103,500

[Number of Options Beneficially Owned as of the Date of this Agreement:]

[Signature page to voting agreement.]